SECOND AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS    SECOND    AMENDMENT    TO    INDUSTRIAL    LEASE    AGREEMENT    (this
“Amendment”) is entered into as of August 2, 2021 (the “Amendment Effective Date”), by and between GPT STATELINE ROAD OWNER LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A.Landlord and Tenant are parties to that certain Industrial Lease Agreement dated June 30, 2016 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 12, 2017 (the “First Amendment”; collectively with the Original Lease, as amended, collectively, the “Lease”), for the lease of approximately 373,644 rentable square feet (the “Demised Premises”) known as of Suite 100 in that certain building located at 1560 E. Stateline Road, Southaven, Mississippi 38671, all as more particularly described in the Lease.

B.Landlord and Tenant desire to enter into this Amendment to extend the Term of the Lease and amend the Lease as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and of the mutual covenants, agreements and undertakings herein set forth and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Defined Terms. The defined terms used in this Amendment, as indicated by the initial capitalization thereof, shall have the same meanings ascribed to such terms in the Lease, unless otherwise specifically defined herein.

2.Extension of Lease Term. The Term for the Existing Premises (as such term is defined in the First Amendment) is currently set to expire on September 30, 2021, and the Term for the Expansion Premises (as such term is defined in the First Amendment) is currently set to expire on December 14, 2022. Accordingly, the Term for the entire Demised Premises is hereby extended (the “Amendment Extension Term”) such that it shall expire on January 31, 2027 (i.e., the Term for the Existing Premises and the Expansion Premises shall be coterminous), unless earlier terminated pursuant to any provision in the Lease. Tenant shall have no right to extend the Term of the Lease beyond the expiration of the Amendment Extension Term.

3.Rent.

(a)Base Rent for Demised Premises. Nothing herein shall alter the Base Rent and other charges payable by Tenant under the Lease prior to October 1, 2021 (the “Amendment Commencement Date”). Notwithstanding anything in the Lease to the contrary, from and after the Amendment Commencement Date, the Base Rent payable by Tenant shall be as set forth in the table below.

Time Period*	Base Rent Per Square Foot Per Annum*	Base Rent for Time Period*	Monthly Base Rent
10/01/2021 – 09/30/2022	$3.65	$1,363,800.60	$113,650.05

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10/01/2022 – 09/30/2023 10/01/2023 – 09/30/2024 10/01/2024 – 09/30/2025 10/01/2025 – 09/30/2026 10/01/2026 – 1/31/2027	$3.74 $3.83 $3.93 $4.03 $4.13	$1,397,895.62 $1,432,843.01 $1,468,664.08 $1,505,380.68 $128,584.60	$116,491.30 $119,403.58 $122,388.67 $125,448.39 $128,584.60

*    Subject to subsection (b) below regarding the Abatement Period.

(b)Rent Abatement. Notwithstanding anything to the contrary set forth herein, Landlord will abate the obligation of Tenant to pay Base Rent relative to the Demised Premises for the first full calendar month following the Amendment Commencement Date (the “Abatement Period”) for a total rent abatement of $113,650.05 (the “Abated Payment”). The foregoing agreement by Landlord has been made relying on Tenant’s agreement to perform all its obligations under the Lease as and when required hereby. As a result, if following the Amendment Commencement Date a monetary default by Tenant occurs under the Lease and continues beyond all applicable notice and cure periods, in addition to Landlord’s other remedies which may be available to Landlord under the Lease or applicable law, Tenant shall reimburse Landlord an amount equal to the Unamortized Amount (as defined below) within ten (10) days following Tenant’s receipt of a written invoice therefor. The term “Unamortized Amount” refers to the result obtained by multiplying the Abated Payment by a fraction, the numerator of which shall be the number of months that remain or would have remained during the Amendment Extension Term following the date of the default, the denominator of which shall be sixty (60).

(c)Additional Rent. Nothing herein shall alter Tenant’s obligation to pay Additional Rent (including, without limitation, Tenant’s Operating Expense Percentage of Operating Expenses) before and after the Amendment Commencement Date; provided, however, notwithstanding anything in the Lease to the contrary, Tenant’s Operating Expense Percentage shall remain 100% during the entire Amendment Extension Term.

4.Condition of the Demised Premises. Except as expressly provided in this Amendment, no improvement allowance or similar allowance shall be payable or otherwise available to Tenant, and Landlord shall have no obligation to perform any upfit or other improvement work to the Demised Premises in connection with this Amendment. Tenant hereby acknowledges that it currently occupies the Demised Premises and, as of the Amendment Effective Date, accepts the Demised Premises in “AS IS” without representation or warranty by Landlord of any kind. Except as otherwise provided in this Amendment, Tenant certifies that Landlord has completed all work that it is required to complete under the Lease and that Landlord has paid to Tenant, and Tenant has received, all tenant improvement allowances and other concessions referenced in the Lease. Tenant hereby confirms that there are no outstanding credits for rent or allowances that Tenant has not received from the Landlord, and Tenant is not entitled to any credits for rent or allowances in connection with the Lease or otherwise except as expressly set forth in this Amendment.

5.Notices. The notice address for Landlord, as set forth in the Lease, is hereby deleted and replaced with the following:

Landlord:    GPT Stateline Road Owner LLC

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c/o Link Logistics Real Estate
602 W Office Center Drive, Suite 200 Fort Washington, PA 19034 Attention: Lease Administration

With a required copy to:

GPT Stateline Road Owner LLC c/o Link Logistics Real Estate 90 Park Avenue, 32nd Floor New York, New York 10016 Attention: General Counsel

6.No Remaining Options. Landlord and Tenant acknowledge that Tenant has no remaining options under the Lease, including, but not limited to, rights of first refusal or of first offer, extension options, expansion options, or options to purchase.

7.Brokerage. Landlord and Tenant each warrants that it has had no dealings with any broker or agent in connection with this Amendment other than Colliers International (“Landlord’s Broker”) and Jones Lang LaSalle Brokerage, Inc. (“Tenant’s Broker”) and covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Amendment or the negotiation thereof, except Landlord’s Broker and Tenant’s Broker. Landlord shall pay Landlord’s Broker pursuant to a separate agreement and Landlord’s Broker shall be responsible for ensuring that Tenant’s Broker has reached agreement for receipt of any and all payments owed to Tenant’s Broker. Tenant’s Broker shall be duly licensed in Mississippi, and Tenant agrees that Tenant’s Broker shall have no right to receive any payments in connection with this Amendment if Tenant’s Broker is not so duly licensed in Mississippi.

8.Ratification. Tenant hereby confirms that it is the “Tenant” under the Lease. All terms and conditions of the Lease, as amended hereby, are hereby ratified and shall remain in full force and effect. To the extent there is a conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control. Tenant represents that it is not aware of any default by Landlord or Tenant under the terms of the Lease. Landlord and Tenant represent that (i) the individuals executing this Amendment on behalf of Landlord and Tenant, respectively, have full authority and power to execute and deliver this Amendment, and (ii) this Amendment constitutes a valid and binding obligation on the parties hereto. This Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matters shall be effective for any purpose.

9.Counterparts; Electronic Signatures. This Amendment may be executed in two (2) or more counterparts, all of which together shall constitute one and the same original instrument. Furthermore, the parties agree that (i) this Amendment may be transmitted between them by electronic mail and (ii) electronic signatures and electronic copies of manual signatures shall have the effect of original signatures relative to this Amendment.

10.Confidentiality. Tenant shall hold strictly confidential the information contained in this Amendment.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the Amendment Effective Date by persons duly empowered to bind the parties to perform their respective obligations hereunder.

LANDLORD:

GPT STATELINE ROAD OWNER LLC, a Delaware
limited liability company

By:      Name:          Title:

TENANT:

PRIORITY FULFILLMENT SERVICES, INC., a
Delaware corporation

By:      Name:

Title:

[Signature Page to Second Amendment to Industrial Lease]